                             EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT, dated as of January 22, 1999, by and between BRITESMILE, INC. (the "COMPANY"), a Utah corporation, and LINDA OUBRE (the "EMPLOYEE").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to employ the Employee and the Employee desires to accept employment by the Company;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Employment.  Upon the terms and subject to the conditions of this
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Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company in the capacities hereinafter set forth.

          2.   Term of Employment.   Unless earlier terminated pursuant to
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Section 6 below, the term (the "TERM") of this Agreement shall commence on the date hereof and shall continue in effect through June 30, 2000; provided, however, that commencing on June 30, 2000 and each anniversary thereof the term of this Agreement shall be extended for an additional year from June 30, 2000 or such anniversary as the case may be unless not later than 30 days prior to such automatic extension date the Company or the Employee shall have given notice that such party does not want to extend the term of this Agreement in which case the term of this Agreement shall end on June 30, 2000 or, if later, on the date to which the term of this Agreement was last automatically extended.

          3.   Duties; Extent of Services.
               --------------------------

          (a)  Duties.  During the Term, the Employee shall serve in such
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capacity and may be reasonably designated by the Chairman or Chief Executive
Officer (either such person the "CH/CEO") of the Company, initially as President, Center Division of BriteSmile, Inc., and shall perform the duties, undertake the responsibilities and exercise the authority reasonably required of such an employee of the Company, and shall have such other powers and perform such additional executive duties as may be assigned to her from time to time by the CH/CEO. The Employee shall report to and carry out the lawful directions of the CH/CEO.

          (b)  Extent of Services.  Except for illness and permitted vacation
               ------------------
periods, during the Term the Employee shall (i) devote her full time and attention during normal business hours to the businesses of the Company and its subsidiaries and Affiliates (as defined herein);
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(ii) use her best efforts to promote the interests of the Company and its subsidiaries and Affiliates; (iii) discharge such executive and administrative duties not inconsistent with her position as may be assigned to her by the CH/CEO; and (iv) serve, without additional compensation, as a director or officer of the Company or any subsidiary of the Company if elected as such.

          4.   Compensation Benefits.
               ---------------------

          (a)  Salary.  In consideration of the services rendered by the
               ------
Employee hereunder and provided that the Employee has substantially performed all of her obligations provided for herein, the Company will pay to the Employee a salary (the "BASE SALARY") at the following rates per year during the Term.

          .    $165,000 per annum from the date hereof through June 30, 1999;
               and

          .    $175,000 per annum from July 1, 1999 through June 30, 2000.

The amount of Employee's Base Salary for the term, if any, of this Agreement after June 30, 2000, will be subjected to the mutual agreement of the parties. The Base Salary shall be paid in accordance with the Company's normal payroll practice.

          (b) Commencing with the Company's first fiscal year which begins after the date hereof Employee shall also be eligible to receive bonus compensation ("BONUS COMPENSATION") under such cash bonus plan as the Company may adopt for its key executives generally. In the event that the Company does not adopt a cash bonus plan for its key executives generally, such bonus compensation shall be earned based upon the attainment of annual profitability and management objectives relating to the Company's Center Division which objectives shall be reasonably agreed upon by Employee and the Company within 30 days of the beginning of each period to which such Bonus Compensation relates.

          (c) During the Term, the Employee shall be entitled (i) to vacation time in accordance with the Company's policy from time to time in effect; (ii) to participate in all employee insurance and other fringe benefit programs, including, without limitation, life, health, dental and accident insurance plans and long term disability now or hereafter maintained by the Company for senior executive or other salaried personnel for which the Employee is eligible; and
(iii) to participate in a pension plan with terms similar to those applicable to executives of the Company.

          5.   Options.  In consideration of Employee's entering into and
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performing the Agreement, Employee will be granted by the Company options to purchase 200,000 shares of the

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Company's Common Stock at $1.75 per share pursuant to a separate option agreement under the Company's 1997 Stock Option and Incentive Plan (the "PLAN"). Such options shall have terms reasonably determined by the Company under the Plan; provided Employee's right to purchase shares of the Company's stock pursuant to such options shall vest as follows:

          . the right to purchase 50,000 of such shares shall vest on the date hereof;

          . the right to purchase an additional 30,000 of such shares shall vest on each of July 1, 1999, July 1, 2000, July 1, 2001, July 1, 2002 and July 1, 2003 if Executive has remained in the employ of the Company from the date hereof to such date.

          6.   Termination Provisions.
               ----------------------

          (a)  Termination for Cause.  The Board may terminate the Employee's
               ---------------------
employment hereunder for Cause, as hereinafter defined, immediately upon written notice to the Employee. For purposes of this Agreement, "CAUSE" shall mean (i) embezzlement, theft or other misappropriation of any property of the Company or any Affiliate, (ii) gross or willful misconduct resulting in substantial loss to the Company or any Affiliate or substantial damage to the reputation of the Company or any Affiliate, (iii) any act involving moral turpitude which results in a conviction for a felony involving moral turpitude, fraud or misrepresentation, (iv) gross neglect of her assigned duties to the Company or any Affiliate, (v) gross breach of her fiduciary obligations to the Company or any Affiliate, or (vi) any chemical dependence which materially affects the performance of her duties and responsibilities to the Company or any Affiliate; provided that in the case of the misconduct set forth in clauses (iv) and (vi)
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above, such misconduct shall continue for a period of 30 days following written notice thereof by the Company to the Employee. During the Term, the Employee shall be entitled to only one such notice and right to cure for any single act or event. If the Employee's employment is terminated for Cause, the Employee shall be entitled to receive only the unpaid portion of the Salary then in effect which has accrued to the date of termination and any other payments generally available to departing employees of the Company (such as unused vacation and personal days). The Employee shall not be entitled to receive any severance payment with respect to such termination. For the purpose of this Agreement, the term "AFFILIATE" means, with respect to the Company, any person or entity which, directly or indirectly, controls, is controlled by or under common control with the Company, with "CONTROL" to be based on the ownership of 50% or more of the voting securities (or their equivalent) of a particular entity.

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          (b) Termination By Reason of Permanent Disability.  If at any time
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during the Term the Employee has been unable, as a result of physical or mental illness or incapacity, to perform her duties hereunder for a period of four consecutive months or for an aggregate of more than six months in any twelve month period (a "PERMANENT DISABILITY"), the Employee's employment hereunder may be terminated by the Board upon 30 days' written notice to the Employee. If the Employee's employment is terminated by reason of Permanent Disability, the Employee shall be entitled to receive only the unpaid portion of the Salary then in effect which has accrued to the date of termination, plus any other payments generally available to departing employees of the Company (such as unused vacation and personal days), plus an amount equal to three months of Employee's Salary. Such amount shall be paid within 30 days after such termination. Notwithstanding the foregoing, if any Bonus Compensation is earned by the Employee for the year in which such Permanent Disability occurs, Employee shall be entitled to a pro rata portion of such Bonus Compensation based on the number of days in the Company's fiscal year to which such Bonus Compensation relates that have elapsed prior to Employees Permanent Disability.

          (c) Termination By Reason of Death.  The Employee's employment
              ------------------------------
hereunder shall automatically terminate on the date of her death. If the Employee's employment is so terminated by her death, the Company shall pay to the Employee's estate the unpaid portion of the Salary then in effect through date of Employee's death plus an amount equal to three months of Employee's Salary, plus any other payments generally available to departing employees of the Company (such as unused vacation and personal days). Such amount shall be paid within 30 days after the date of her death if a personal representative has been appointed by the end of such 30-day period or, if a personal representative has not been appointed by the end of such 30-day period, promptly after a personal representative has been appointed. Notwithstanding the foregoing, if any Bonus Compensation is earned by the Employee for the year in which such death occurs, Employee shall be entitled to a pro rata portion of such Bonus Compensation based on the number of days in the Company's fiscal year to which such Bonus Compensation relates that have elapsed prior to the date of Employee's death.

          (d) Other Terminations.  Anything herein contained to the contrary
              ------------------
notwithstanding, (i) the Board may terminate the Employee's employment hereunder at any time for any reason without Cause; (ii) the Employee may terminate this Agreement if her title is changed without her consent or if, without her consent, her duties and responsibilities are materially reduced, in either case if such change in title or reduction in duties or responsibilities is not cured within 10 days after written notice from Employee to the Company and (iii) the Employee may terminate this Agreement at any time prior to 30 days after written notice from the Company that as a condition of continuing this Agreement the Employee must relocate to an office more than 50 miles from the Company's present office in Walnut Creek, California. If this Agreement is so terminated by the Board pursuant to subclause (i) or is terminated by Employee

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

pursuant to subclause (ii), the Employee shall be entitled to receive an amount equal to six months of Employee's Salary. If this Agreement is so terminated by the Employee pursuant to subclause (iii), the Employee shall be entitled to receive an amount equal to three month's of Employee's salary. (The amount to which Employee may become entitled is hereinafter referred to as the "SEVERANCE AMOUNT".) The Severance Amount shall be in lieu of any other severance payment to which Employee may be otherwise entitled under any other severance plan maintained by the Company. The Severance Amount shall be paid in installments in accordance with the Company's normal payroll practices as if the Employee were still an employee of the Company. In addition, the Employee shall be entitled to receive any other payments generally available to departing employees of the Company (such as unused vacation and personal days, but not including payments under any severance policy of the Company). Notwithstanding the foregoing, if any Bonus Compensation is earned by the Employee for the year in which such severance occurs, Employee shall be entitled to a pro rata portion of such Bonus Compensation based on the number of days in the Company's fiscal year to which such Bonus Compensation relates that have elapsed prior to the death of Employee's termination. Anything herein to the contrary notwithstanding, the Severance Amount shall be reduced by the amount, if any, of compensation earned by Employee from any other employment performed by the Employee during the 6-month period after the date of Employee's termination if Employee is terminated pursuant to subclauses (i) or (ii) above and during the 3-month period after the date of Employee's termination if Employee terminates this Agreement pursuant to subclause (iii) above.

          7.   Covenants of the Employee.
               -------------------------

          (a)  Non-Competition.  Until (X) the end of the six months of the date
               ---------------
of the termination of the Employee's employment if Employee is terminated pursuant to 6(d)(i) or (ii) above and (Y) the end of the third month of the date of the termination of Employee's employment if Employee is terminated pursuant to 6(d)(iii) above, and (Z) in the event the Employee is terminated for Cause, the end of the then current Term in effect on the date of such termination, the Employee shall not, directly or indirectly, engage in any business (a "RESTRICTED BUSINESS") which manufactures or distributes a dental product line similar to that of the Company's or be associated with any entity engaged in a Restricted Business, whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise. Employee's covenants in subclauses (x) and (y) above are in consideration of payment of the Severance Amount.

          (b)  Non-Solicitation of Employees of the Employer.  Until the first
               ---------------------------------------------
anniversary of the date of the termination of the employment of the Employee hereunder, the Employee shall not, and shall cause each business or entity with which he shall become associated in any capacity not to, solicit for employment or employ any person who is then, or

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

who was at any time after the date four months prior to the date of such termination, employed in a professional or managerial position by the Company, its subsidiaries or Affiliates.

          (c)  Confidentiality.  The Employee agrees and acknowledges that the
               ---------------
Confidential Information (as hereinafter defined) of the Company and its subsidiaries and affiliates, is valuable, special and unique to their business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company and its subsidiaries and Affiliates. Based on the foregoing, the Employee agrees to undertake the following obligations with respect to such Confidential Information:

               (i) the Employee agrees to keep any and all Confidential Information in trust for the use and benefit of the Company and its subsidiaries and Affiliates;

               (ii) the Employee agrees that, except as required by applicable law or as authorized in writing by the Board, he will not at any time during or after the termination of her employment hereunder, disclose, directly or indirectly, any Confidential Information of the Company or any of its subsidiaries or Affiliates;

               (iii) the Employee agrees to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information is kept confidential for the use and benefit of the Company and its subsidiaries and Affiliates; and

               (iv) the Employee agrees that, upon termination of her employment hereunder or at any other time the Company may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in her possession or under her control. The Employee further agrees, that if requested by the Company, to return any Confidential Information pursuant to this subparagraph (iv), he will not make or retain any copy or extract from such materials.

          For purposes of paragraph (c) of this Section 7, "CONFIDENTIAL INFORMATION" means any and all information developed by or for the Company or any of its subsidiaries or Affiliates of which the Employee gains or has acquired knowledge during or prior to the Term by reason of her employment with the Company that is (A) not generally known in any industry in which the Company or any of its subsidiaries or Affiliates is or may become engaged or (B) not publicly available. Confidential Information includes, but is not limited to, any and all information developed by or for the Company or any of its subsidiaries or Affiliates concerning plans, marketing and sales methods, customer lists, materials, processes, business forms, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company or any of its subsidiaries or Affiliates, together with all written, graphic and other materials relating to all or any part of the same.

          8.   Notices.  All notices and other communications hereunder shall be
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in writing and shall be deemed to have been given when delivered by hand, mailed by first-class registered or certified mail, postage prepaid and return receipt requested, or facsimilied or delivered by overnight courier addressed as follows:

               (i)  If to the Company:

                    BriteSmile, Inc.
                    200 Diplomat Drive, Suite 204
                    Lester, PA   19113
                    Telephone No.: 610-362-1111
                    Facsimile No.: 610-362-1130
                    Attention: Richard V. Trefz

                    with a copy to:

                    Durham, Evans, Jones & Pinegar, P.C.
                    Key Bank Towers, Suite 850
                    50 South Main Street
                    Salt Lake City, Utah 84144
                    Telephone No.: 801-538-2424
                    Facsimile No.: 801-538-2425
                    Attention: Jeffrey M. Jones, Esq.

                    and to:

                    Richards & O'Neil, LLP
                    885 Third Avenue
                    New York, New York  10022
                    Attention:  Craigh Leonard, Esq.
                    Telephone No.:  212-207-1200
                    Facsimile No.:  212-750-9022

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

               (ii) If to the Employee:

                    Linda Oubre
                    673 Monaco Court
                    Walnut Creek, CA   94598
                    Telephone No.:  925-935-6940

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

          9.   Governing Law; Jurisdiction.  The validity, interpretation,
               ---------------------------
construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          10.  Expenses.  If a dispute arises out of or related to this
               --------
Agreement, if either party to the Agreement brings legal action to enforce the terms of the Agreement, the party who prevails in such legal action, whether plaintiff or defendant, in addition to the remedy or relief obtained in such legal action, shall be entitled to recover her or its expenses incurred in such legal action, including without limitation, court costs and attorneys fees. A party shall be deemed to have prevailed in such a legal action if such action is concluded pursuant to a court order or final judgment in favor of such party which is not subject to appeal, a settlement agreement or dismissal of the principal claims.

          11.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties and their Affiliates relating to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

          12.  Severability.  If any term or provision of this Agreement or the
               ------------
application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected

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

thereby, and each term and provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

          13.  Remedies.
               --------

               (a)  Injunctive Relief.  The Employee acknowledges and agrees
                    -----------------
that the covenants and obligations of the Employee contained in subsections (a),
(b) and (c) of Section 7 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and Affiliates and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore the Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from any such breach.

               (b)  Remedies Cumulative.  The Company's rights and remedies
                    -------------------
under this Section 15 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

          14.  Withholding Taxes.  The Company may deduct any federal, state or
               -----------------
local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determine are required to deduct under applicable law.

          15.  Amendments, Miscellaneous, Etc.  Neither this Agreement nor any
               ------------------------------
term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          16.  Survival.  The covenants set forth in Section 7 of this Agreement
               --------
shall survive and shall continue to be binding upon the parties notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Section 7 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by the Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                    BRITESMILE, INC.



                                    By /s/ Britesmile Inc.
                                      ---------------------------------
                                       Name:
                                       Title:



                                    /s/ Linda Oubre
                                    -----------------------------------
                                    LINDA OUBRE

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